Exhibit 21.1
List of Subsidiaries of the Company (1)

AccuMED Corp. (Delaware)	Lear Corporation Ingenierie, S.A.S. (France)
AccuMED Holdings Corp. (Delaware)	Lear Corporation Italia S.r.l. (Italy)
Autotech Fund II, L.P. (Delaware) (3.33%)	Lear Corporation Japan K.K. (Japan)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Jarny, S.A.S. (France)
Beijing BHAP Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Loire, S.A.S. (France)
Beijing Lear Hyundai Transys Co., Ltd. (China) (40%)	Lear Corporation Macedonia DOOEL Tetovo (Macedonia)
CelLink Corporation (Delaware) (4.54%)	Lear Corporation Martorell, S.L. (Spain)
Changchun Lear FAWSN Automotive Electrical Co., Ltd. (China) (69%)	Lear Corporation Meknes S.a.r.l., AU (Morocco)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Poland II Sp. z.o.o. (Poland)
Cordelia Autoparts Sweden AB (Sweden)	Lear Corporation Pontevedra, S.L. (Spain)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Romania S.r.L. (Romania)
Eagle Ottawa (Thailand) Co., Ltd. (Thailand)	Lear Corporation S.r.L. (Moldova)
Eagle Ottawa China Ltd. (China)	Lear Corporation Seating France Feignies S.A.S. (France)
Eagle Ottawa Fonseca S.A. (Argentina) (70%)	Lear Corporation Seating France S.A.S. (France)
Eagle Ottawa Foreign Holdings ApS (Denmark)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Eagle Ottawa Hungary Kft. (Hungary)	Lear Corporation South East Asia Co., Ltd. (Thailand)
Eagle Ottawa North America, LLC (Delaware)	Lear Corporation Spain Alava, S.L. (Spain)
Evolved by Nature Inc. (Delaware) (4.78%)	Lear Corporation UK Holdings Limited (United Kingdom)
EXO Technologies Ltd. (Israel)	Lear Corporation Valenca, Unipessoal, Lda. (Portugal)
Foshan Lear FAWSN Automotive Systems Co., Ltd. (China) (49%)	Lear DFM Automotive Seating (Yancheng) Co., Ltd. (China) (50%)
Gill Industries of Mexico, S. de R.L. de C.V. (Mexico)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
Gill Management of Mexico, S. de R.L. de C.V. (Mexico)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Gill Management Queretaro, S. de R.L. de C.V. (Mexico)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Gill Queretaro, S. de R.L. de C.V. (Mexico)	Lear Dongshi Tachi-S Automotive Seating (Wuhan) Co., Ltd. (China) (25.5%)
Guangzhou Lear Automotive Components Co., Ltd (China) (50%)	Lear East European Operations S.a.r.l. (Luxembourg)
Guilford Europe Limited (United Kingdom)	Lear EEDS and Interiors, LLC (Delaware)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
HB Polymer Company, LLC (Delaware) (10%)	Lear European Holding S.L. (Spain)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Hyundai Transys Lear Automotive India Private Limited (India) (35%)	Lear Global Operations S.a.r.l. (Luxembourg)
Industrias Lear de Argentina SrL (Argentina)	Lear Global Technology Corporation France (Delaware)
Insys - Interior Systems SA (Argentina) (5%)	Lear Global Technology Corporation Germany (Delaware)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Global Technology Corporation Spain (Delaware)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear Global Technology Corporation UK (Delaware)
Lear (China) Holding Limited (China)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear India Engineering, LLC (Delaware)
Lear (Shanghai) Auto Parts Technology Co., Ltd. (China)	Lear India Engineering, LLP (India)
Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia)	Lear Israel Engineering, LLC (Delaware)
Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear Japan Engineering, LLC (Delaware)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Korea Engineering Yuhan Hoesa (Korea)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear Korea Engineering, LLC (Delaware)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China)	Lear Korea Yuhan Hoesa (Korea)
Lear Automotive India Private Limited (India)	Lear LLC (Russia)
Lear Automotive Interior Materials (Yangzhou) Co., Ltd. (China)	Lear Mexican Seating Corporation (Delaware)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Lear Morocco Engineering, LLC (Delaware)
Lear Automotive Morocco SAS (Morocco)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive Operations Netherlands B.V. (Netherlands)	Lear Philippines Engineering, LLC (Delaware)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	Lear Seating (Thailand) Corp. Ltd. (Thailand)
Lear Automotive Systems (Changshu) Co., Ltd. (China)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	Lear UK Acquisition Limited (United Kingdom)

Exhibit 21.1
List of Subsidiaries of the Company (1)
(Continued)

Lear Automotive Systems (Jiaxing) Co., Ltd. (China)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	Maniv Mobility II A, LP (Delaware) (7.61%)
Lear Automotive Systems (Yangzhou) Co., Ltd. (China)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Canada Holding S.a.r.l. (Luxembourg)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (0.7%)
Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	Mezed Inversiones S.r.l. (Dominican Republic)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd. (China) (55%)	MSeat Inc. (Korea) (0.186%)
Lear China Engineering, LLC (Delaware)	M and N Plastics, Inc. (Michigan)
Lear Corporation (Mauritius) Limited (Mauritius)	Navmatic, Inc. (Delaware) (22.2%)
Lear Corporation (UK) Limited (United Kingdom)	PT Lear Automotive Indonesia (Indonesia)
Lear Corporation (Vietnam) Limited (Vietnam)	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Corporation Ara, S.L. (Spain)	Qingdao Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)
Lear Corporation Ardasa, S.L. (Spain)	RevoLaze, LLC (Delaware) (20%)
Lear Corporation Asientos S.L. (Spain)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Corporation Belgium B.V. (Belgium)	Shanghai Lear Automotive Parts Co., Ltd. (China)
Lear Corporation Beteiligungs GmbH (Germany)	Shenyang Jinbei Lear Auto Parts Co., Ltd. (China) (50%)
Lear Corporation Canada ULC (Canada)	Shenyang Jinbei Lear Automotive Seating Co., Ltd. (China) (49%)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)	Shenyang Lear Jinbei Automotive Systems Co., Ltd. (China) (51%)
Lear Corporation China Ltd. (Mauritius)	Shenzhen Lear Shinry Electric Control Technology Co., Ltd. (China) (49%)
Lear Corporation Czech Republic s.r.o. (Czech Republic)	Silk Medical Aesthetics, Inc. (Delaware) (2.55%)
Lear Corporation d.o.o. Novi Sad (Serbia)	Softwear Automation, Inc. (Georgia) (7.71%)
Lear Corporation Engineering (UK) Limited (United Kingdom)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (24.5%)
Lear Corporation Engineering Belgium B.V. (Belgium)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (24.5%)
Lear Corporation Engineering Czech Republic s.r.o. (Czech Republic)	Tacle Seating UK Limited (United Kingdom)
Lear Corporation Engineering GmbH (Germany)	Techstars Corporate Partners 2017 LLC (Delaware) (0.82%)
Lear Corporation Engineering Hungary Kft. (Hungary)	Tempronics, Inc. (Delaware) (9.8%)
Lear Corporation Engineering Italy S.r.l. (Italy)	Tianjin FAWSN Lear Automotive Electrical & Electronics Co., Ltd. (China) (69%)
Lear Corporation Engineering Morocco S.a.r.l. (Morocco)	Trucks Venture Fund 2, LP (Delaware) (9.52%)
Lear Corporation Engineering Poland Sp. z.o.o. (Poland)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation Engineering Slovakia s.r.o. (Slovak Republic)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Lear Corporation Engineering Spain S.L. (Spain)	Xevo Inc. (Delaware)
Lear Corporation France SAS (France)	Xevo Japan, LLC (Delaware)
Lear Corporation GmbH (Germany)	Xevo K.K. (Japan)
Lear Corporation Gothenburg AB (Sweden)	Yangzhou Lear Hulane Automotive Parts Trading Co. Ltd. (China) (60%)
Lear Corporation Holding Spain S.L. (Spain)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)
Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
(1) All subsidiaries are wholly owned unless otherwise indicated.